Exhibit 99.1

Monday August 11, 6:30 am ET

IR BioSciences Holdings, Inc. Closes New $5 Million Funding Round

SCOTTSDALE, Ariz.--(BUSINESS WIRE)--IR BioSciences Holdings, Inc., a development-stage biotechnology company focused on the research, development and licensing of Homspera®, announced today that it has closed a $5 million round of financing with certain funds for which Brencourt Advisors, LLC is the investment manager.

Pursuant to the agreement, IR BioSciences Holdings, Inc. sold $5 million of secured convertible debentures, which shall be convertible into shares of the Company's common stock, par value $0.001 per share, at $1.55 per share and five-year warrants to acquire up to 2,500,000 additional shares of common stock at $2.00 per share.  The debentures mature on August 8, 2013, carry an interest rate of 10% per year, contain anti-dilution protection and are secured by substantially all of the assets of the Company and its wholly-owned subsidiary, ImmuneRegen BioSciences, Inc. In connection with the financing, the Company issued five-year warrants to purchase 750,000 shares of common stock at $2.00 per share to YA Global Investments L.P. For more details of the transaction, please see our 8-K filing on the SEC website filed today. (http://www.sec.gov/edgar/searchedgar/companysearch.html)

The company plans to use the new funding to advance its development of pipeline products designed to stimulate stem cell progenitors, provide adjuvant activity in conjunction with vaccines, and accelerate wound healing. The wound healing market alone represents a market in the billions of dollars according to a recent article by Espicom Business Intelligence Ltd. To most efficiently advance these proposed clinical products, IR Biosciences will actively seek to partner these products with industry leaders. Management believes that this infusion of capital should allow IR Biosciences the ability to advance at least one indication into the clinic.

“We are extremely pleased with the outcome of this funding round,” said Mr. Michael K. Wilhelm, President and CEO of IR BioSciences Holdings, Inc. “We have added a new, well respected institutional investor to our investor base and secured resources to support the progress of our development pipeline. We are now able to proceed with greater confidence that our corporate and clinical goals will be met. Our expectation is to move the research and development of our compound Homspera® from preclinical to human clinical trials, and we believe that this funding will provide resources needed for that to occur.”

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

About IR BioSciences Holdings, Inc.
IR BioSciences Holdings, Inc. is a development-stage biotechnology company. Its wholly-owned subsidiary ImmuneRegen BioSciences, Inc., is focused on the research, development and licensing of Homspera®, an adult stem cell active compound that in study results has been shown to regenerate and strengthen the immune system and enhance wound healing. For more information, please visit www.immuneregen.com.

Statements about IR BioSciences Holdings, Inc.’s future expectations, including statements about the potential use and scientific results for its drug candidates, science and technology, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. IR BioSciences Holdings, Inc. intends that such forward-looking statements be subject to the safe harbors created thereby. These future events may not occur as and when expected, if at all, and, together with IR BioSciences Holdings, Inc.’s business, are subject to various risks and uncertainties. IR BioSciences Holdings, Inc.'s actual results could differ materially from expected results as a result of a number of factors, including the uncertainties inherent in research and development collaborations, pre-clinical and clinical trials and product development programs (including, but not limited to the fact that future results or research and development efforts may prove less encouraging than current results or cause side effects not observed in current pre-clinical trials), the evaluation of potential opportunities, the level of corporate expenditures and monies available for further studies, capital market conditions, and others set forth in IR BioSciences Holdings, Inc.’s periodic report on Form 10-Q for the three months ended March 31, 2008 and on Form 10-KSB for the year ended December 31, 2007 as filed with the Securities and Exchange Commission. There are no guarantees that any of IR BioSciences Holdings, Inc.’s proposed products will prove to be commercially successful. IR BioSciences Holdings, Inc. undertakes no duty to update forward-looking statements.

Contact:
Amendola Communications for ImmuneRegen
Jan Shulman, 480-664-8412 x12
jshulman@ACmarketingPR.com
or
Jodi Amendola, 480-664-8412 x11
jamendola@ACmarketingPR.com